Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Black Ridge Oil & Gas, Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 19th day of August, 2013.

CHAMBERS ENERGY MANAGEMENT, LP

By:	Chambers Energy Management GP, LLC, its general partner

By:	/s/ J. Robert Chambers
Name:	J. Robert Chambers
Title:	Sole Member

CHAMBERS ENERGY MANAGEMENT GP, LLC

By:	/s/ J. Robert Chambers
Name:	J. Robert Chambers
Title:	Sole Member

J. ROBERT CHAMBERS

By:	/s/ J. Robert Chambers

CEC FUND II GP, LLC

By:	/s/ J. Robert Chambers
Name:	J. Robert Chambers
Title:	Managing Director

CEC GP, LLC

By:	/s/ J. Robert Chambers
Name:	J. Robert Chambers
Title:	Managing Member